UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Nuveen Preferred and Income 2022 Term Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CELL PHONE MESSAGE FLOW

An important shareholder initiative for the Nuveen Preferred and Income 2022 Term Fund needs your attention.

Please call to vote today at 1-866-905-8147.

When you cast your vote all communication on this matter will cease. It will only take a few moments to vote.

Thank you.

RESIDENTIAL/LANDLINE MESSAGE FLOW

An important shareholder initiative for the Nuveen Preferred and Income 2022 Term Fund needs your attention.

Please call to vote today at 1-866-905-8147.

When you cast your vote all communication on this matter will cease. It will only take a few moments to vote.

Thank you.

BUSINESS MESSAGE FLOW

Hello. This message is regarding the shareholder meeting for the Nuveen Preferred and Income 2022 Term Fund and shares held by <Business Name>. Registering the company’s vote for the upcoming meeting is very important, so please call and vote today at 1-866-905-8147.

We are available 9:00 a.m. to 11:00 p.m. weekdays, and Saturday 12:00 p.m. to 6:00 p.m. Eastern Time; again, the number to call is 1-866-905-8147.

Thank You.